UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                Second Amendment


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         Date of Report: January 14, 2005
                        ---------------------------------
                        (Date of earliest event reported)

                             CGI HOLDING CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                        Nevada                   33-19980-D
           -------------------------------  ----------------------
           (State or other jurisdiction of   (Commission File No.)
                    incorporation)


                                   87-0450450
                       ---------------------------------
                       (IRS Employer Identification No.)


                             5 Revere Drive, Suite 510
                           Northbrook, Illinois 60062
                   -----------------------------------------
                    (Address of Principal Executive Offices)

                                 (847) 562-0177
              ---------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CGI Holding Corporation, a Nevada corporation (the "Company") is filing this Current Report on Form 8-K/A in order to amend Form 8-K filed on January 20, 2005 (SEC File No. 33-19980-D), and incorporated herein by reference, to provide certain financial disclosures required by Item 9.01 with respect to the acquisition of MarketSmart, Inc.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Businesses Acquired

Attached hereto are the combined audited balance sheets of MarketSmart Advertising, Inc., Rightstuff, Inc. and Checkup Marketing, Inc., Inc. as of December 31, 2004 and 2003 and the related combined statements of income and comprehensive income, changes in stockholders' equity and cash flows for the years then ended.

(b) Pro Forma Financial Information.


Attached hereto is the consoldiated pro forma balance sheet and statement of operations for the year ended December 31, 2004.

This Current Report on Form 8-K/A and attachments hereto contain forward-looking statements. These statements reflect our current understanding with respect to planned future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward looking statements represent our estimates and assumptions only as of the date of this report, and we do not assume any obligation to update any of these statements.


         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   April 1, 2005

CGI HOLDING CORPORATION.

By:   /s/ Gerard M. Jacobs
    -------------------------------------------------
Name:     Gerard M. Jacobs
Title:    President and Chief Executive Officer

(a) Financial Statements of Businesses Acquired

                          Independent Auditor's Report


Board of Directors
MarketSmart Advertising, Inc., RightStuff, Inc., and CheckUp Marketing, Inc.
Raleigh, North Carolina


We have audited the accompanying combined balance sheets of MarketSmart Advertising, Inc., RightStuff Inc., and CheckUp Marketing, Inc. as of December 31, 2004 and 2003, and the related combined statements of income and comprehensive income, changes in stockholders' equity and cash flows for the years then ended. These combined financial statements are the responsibility of the companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of MarketSmart Advertising, Inc., RightStuff Inc., and CheckUp Marketing, Inc. as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.





March 13, 2005

              MarketSmart Advertising, Inc., RightStuff, Inc.,
                         and CheckUp Marketing, Inc.
                           COMBINED BALANCE SHEETS
                         December 31, 2004 and 2003

                                                     2004            2003
                                                 ------------    ------------
ASSETS
Current Assets:
  Cash                                             $ 472,723        $ 52,512
  Trade receivables                                1,090,885       1,037,231
  Unbilled revenue                                   234,735         476,435
  Prepaid expenses and other assets                   27,370          21,907
  Prepaid client costs                                     -         102,680
                                                 ------------    ------------
Total Current Assets                               1,825,713       1,690,765
                                                 ------------    ------------

Property and Equipment
  Equipment                                          311,165         258,648
  Furniture and fixtures                              29,292          22,821
  Leasehold improvements                              15,000          15,000
                                                 ------------    ------------
Total Property and Equipment                         355,457         296,469
  Less: Accumulated depreciation                     170,650         151,296
                                                 ------------    ------------
Total Property and Equipment, Net                    184,807         145,173
                                                 ------------    ------------
Other Assets
  Equipment security deposit                               -           1,350
  Cash value of life insurance                        68,082          39,760
                                                 ------------    ------------
Total Other Assets                                    68,082          41,110
                                                 ------------    ------------
              TOTAL ASSETS                       $ 2,078,602     $ 1,877,048
                                                 ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Trade payables                                   $ 527,442       $ 667,006
  Due to stockholders                                      -          23,649
  Accrued expenses and other
       current liabilities                            52,283          29,232
  Line of credit                                     288,720         478,720
  Current portion of lease obligation                  3,654               -
                                                 ------------    ------------
Total Current Liabilities                            872,099       1,198,607

Noncurrent Liabilities - Long-term lease
  obligation, net of current portion                  14,759               -
                                                 ------------    ------------
Total Liabilities                                    886,858       1,198,607
                                                 ------------    ------------

Stockholders' Equity
  Common stock                                         3,000           3,000
  Stock subscriptions                                 (2,000)         (2,000)
  Retained earnings                                1,184,630         674,638
  Accumulated other comprehensive income               6,114           2,803
                                                 ------------    ------------
Total Stockholders' Equity                         1,191,744         678,441
                                                 ------------    ------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                           $ 2,078,602     $ 1,877,048
                                                 ============    ============
The accompanying notes are an integral part of the combined financial statements

                MarketSmart Advertising, Inc., RightStuff, Inc.,
                           and CheckUp Marketing, Inc.
             COMBINED STATEMENTS OF INCOME and COMPREHENSIVE INCOME
                     Years Ended December 31, 2004 and 2003

                                           2004                  2003
                                 ----------------------  --------------------
                                    AMOUNT     PERCENT     AMOUNT     PERCENT
                                 ------------ ---------  ----------  ---------

SALES                              $8,821,067   100.00%  $7,777,234    100.00%

COST OF SALES                       5,885,202    66.72    5,375,744     69.12
                                 ------------ ---------  ----------  ---------
GROSS PROFIT                        2,935,865    33.28    2,401,490     30.88

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES           1,768,122    20.04    2,124,459     27.32
                                 ------------ ---------  ----------  ---------
INCOME FROM OPERATIONS              1,167,743    13.24      277,031      3.56
                                 ------------ ---------  ----------  ---------
OTHER INCOME (EXPENSE)
     Miscellaneous expense                  -        -         (858)     (.01)
     Interest expense                 (15,750)    (.18)     (14,807)     (.19)
                                 ------------ ---------  ----------  ---------
              TOTAL OTHER EXPENSE     (15,750)    (.18)     (15,665)     (.20)
                                 ------------ ---------  ----------  ---------
INCOME BEFORE TAXES ON INCOME       1,151,993    13.06      261,366      3.36

TAXES ON INCOME                             -        -       24,754       .32
                                 ------------ ---------  ----------  ---------
NET INCOME                          1,151,993    13.06      236,612      3.04

OTHER COMPREHENSIVE INCOME -
  Unrealized gain on securities         3,311      .04        2,517       .03
                                 ------------ ---------  ----------  ---------
COMPREHENSIVE INCOME               $1,155,304   13.10%    $ 239,129      3.07%
                                 ============ ========-  ==========  =========

The accompanying notes are an integral part of the combined financial statements

                MarketSmart Advertising, Inc., RightStuff, Inc.,
                           and CheckUp Marketing, Inc.
             COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years Ended December 31, 2004 and 2003

                                                 STOCK                    ACCUMLATED OTHER
                                  COMMON       SUBSCRIPT-    RETAINED     COMPREHENSIVE
                                   STOCK         TIONS       EARNINGS        INCOME            TOTAL

                                ------------  ------------  ------------  ----------------  ------------

Balance, January 1, 2003            $ 4,000      $ (2,000)    $ 454,480           $ 286       $ 456,766

Net Income                                -             -       236,612               -         236,612

Unrealized Gain on Securities             -             -             -           2,517           2,517

Stock Redemption                     (1,000)            -       (16,454)              -         (17,454)
                                ------------  ------------  ------------  --------------   ------------
Balance, December 31, 2003            3,000        (2,000)      674,638           2,803         678,441

Net Income                                -             -     1,151,993               -       1,151,993

Distributions                             -             -      (642,000)              -        (642,000)

Unrealized Gain on Securities             -             -             -           3,311           3,311
                                ------------  ------------  ------------  --------------   ------------
Balance, December 31, 2004          $ 3,000      $ (2,000)   $1,184,630         $ 6,114      $1,191,744

                                ============  ============  ============  ==============   ============

The accompanying notes are an integral part of the combined financial statements

            MarketSmart Advertising, Inc., RightStuff, Inc.,
                       and CheckUp Marketing, Inc.
                    COMBINED STATEMENTS OF CASH FLOWS
                 Years Ended December 31, 2004 and 2003

                                                          2004          2003
                                                      ------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES - Net Income      $1,151,993     $236,612

Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
Depreciation                                               62,243       45,459
Provision for losses on receivables - Customers            12,128        3,808
Increase in cash value of life insurance                  (28,322)     (16,638)
(Increase) decrease in assets:
  Trade receivables                                       (65,782)    (314,407)
  Unbilled revenue                                        241,700     (116,991)
  Refundable income taxes                                       -       56,239
  Prepaid taxes                                                 -       60,913
  Prepaid expenses                                        100,528     (105,827)
  Security deposit                                          1,350            -
  Deferred tax benefit                                          -        3,838
Increase (decrease) in liabilities:
  Trade payables                                         (139,564)     211,970
  Accrued expenses and other current liabilities           23,050      (13,161)
                                                      ------------   ----------
Net Cash Provided by Operating Activities               1,359,324       51,815

NET CASH USED IN INVESTING ACTIVITIES -
  Purchases of Property                                   (80,723)     (82,277)
                                                      ------------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments) borrowings under line of credit         (190,000)      25,382
Principal payments under capital lease                     (2,741)           -
Net (repayments to) borrowings from stockholders          (23,649)      23,649
Distributions to stockholders                            (642,000)           -
Redemption of common stock                                      -      (17,454)
                                                      ------------   ----------

Net Cash (Used in) Provided by
   Financing Activities                                  (858,390)      31,577
                                                      ------------   ----------

NET INCREASE IN CASH                                      420,210        1,115

CASH - Beginning of Year                                   52,512       51,397
                                                      ------------   ----------
CASH - End of Year                                      $ 472,723     $ 52,512
                                                      ============   ==========

Interest Paid                                            $ 15,632     $ 22,496
                                                      ============   ==========

Income Taxes Paid (Received)                              $ 6,716   $ (102,481)
                                                      ============   ==========
The accompanying notes are an integral part of the combined financial statements

                MarketSmart Advertising, Inc., RightStuff, Inc.,
                           and CheckUp Marketing, Inc.
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                     Years Ended December 31, 2004 and 2003

NOTE A - PRINCIPLES OF COMBINATION AND BUSINESS ACTIVITIES

The combined financial statements are not those of a separate legal entity, but include the accounts of three North Carolina corporations: MarketSmart
Advertising, Inc. (MarketSmart), RightStuff, Inc. (RightStuff), and CheckUp Marketing, Inc. (CheckUp), which are commonly controlled and managed. All intercompany accounts and transactions among these entities (collectively, the Company) have been eliminated in combination.

MarketSmart, along with RightStuff, are full-service advertising agencies offering in-house creative and production capabilities for all media. CheckUp provides mystery shoppers and follow-up services. Advertising services and other services account for approximately 90% and 10% of revenues, respectively, in 2004 and 89% and 11% of revenues, respectively, in 2003. The Company operates in all industries but tends to specialize in the restaurant, automotive and real estate sectors. The principal office is located in Raleigh, North Carolina but the Company's customer base extends along the entire East Coast.


NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized in the financial statements in the period in which services are performed.

Trade Receivables

Receivables are carried at original invoice amount. No provision for doubtful accounts has been made as of December 31, 2004 and 2003, as management considers all amounts fully collectible. A receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. Receivables are written off when deemed uncollectible.

Depreciation

Property and equipment are stated at cost. Depreciation is provided on the straight-line method for financial statement purposes and accelerated methods for tax purposes. Repairs and maintenance are expensed as incurred. The cost of leasehold improvements are amortized over the terms of the leases or their useful lives, if shorter. The estimated useful lives of the assets are as follows:

                           Equipment                 5 to 7 years
                           Furniture and Fixtures    7 years
                           Leasehold Improvements    4 years

Income Taxes

As of January 1, 2004, each entity within the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Accordingly, the stockholders will be taxed on their proportionate share of each entity's taxable income. As a result of this change, no provision or liability for federal or state income taxes has been provided for in the combined financial statements for the year ended December 31, 2004.

Prior to 2004, the Company accounted for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for
Income Taxes," which required the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences related primarily to depreciation. Deferred tax assets and liabilities represented future tax consequences of those differences, which would either be taxable or deductible when assets and liabilities were recovered or settled. Deferred taxes were also recognized for operating losses that were available to offset future taxable income. As a result of changing to Subchapter S status, any potential deferred assets or liabilities due to timing differences have been effectively eliminated as of December 31, 2003. For the year ended December 31, 2003, the taxes on income consist of the following:

                             Current:
                             Federal                   $17,206
                             State                       3,710
                                                      ---------
                                                        20,916
                                                      ---------
                             Deferred:
                             Federal                     2,302
                             State                       1,536
                                                      ---------
                                                         3,838
                                                      ---------
                             Total Taxes on Income     $24,754
                                                      ---------
Major Customers

For the years ended December 31, 2004 and 2003, approximately 46% and 30%, respectively, of the Company's revenues were generated from services rendered to thirty-two individual markets (each market representing a separate customer) of one overall franchiser. Approximately 42% and 60% of the trade receivables as of December 31, 2004 and 2003, respectively, were from these same customers.

Variable Interest Entities

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 requires companies with a variable interest in a variable interest entity to apply this guidance immediately to variable interest entities created after December 31, 2003, and in the first year or interim period beginning after December 15, 2004 to variable interest entities in which an enterprise holds a variable interest that it acquired before January 1, 2004. The application of the guidance could result in the consolidation of a variable interest entity. The only potential variable interest entity with which the Company is associated is the lessor of the office space as disclosed in Note J. The Company is evaluating whether the lessor is a variable interest entity, whether the Company is the primary beneficiary and, if so, the impact of this interpretation on financial position and results of operations. The Company believes the fair market value of the office building is no less than the related debt of approximately $489,852 as of December 31, 2004.

Unbilled Revenue

Unbilled revenue represents revenue which has been earned and recognized, but has not yet been billed by the Company.


NOTE C - CASH

Substantially all of the Company's cash is held at one financial institution. Cash deposits held by the bank exceeded FDIC-insured limits by $215,311 as of December 31, 2004. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash.


NOTE D - PREPAID EXPENSES

Prepaid expense consists of $13,575 and $11,423 of prepaid insurance for the years ended December 31, 2004 and 2003, respectively.


NOTE E - MARKETABLE SECURITIES

The Company is the owner of 251 shares of Prudential Financial, Inc. common stock. The stock is classified as available-for-sale and is reported at its fair value in the accompanying combined financial statements. The Company received the stock as a result of the demutualization of the insurance Company and took a basis in the asset of $7,681. The gross unrealized gain as of December 31, 2004 and 2003 amounted to $6,114 and $2,803, respectively.

NOTE F - CASH VALUE OF LIFE INSURANCE

The Company is the beneficiary of $1,500,000 in life insurance policies on the three stockholders, $250,000 in a term policy, and $1,250,000 in whole life policies as shown below. The increase in the cash value of the whole life policies has been offset against the premiums paid during the year.

                                   Face Amount             Cash Value
                                                    2004           2003
        A.  President               $250,000       $16,557       $10,661
        B.  Vice President           500,000        22,729        12,640
        C.  CEO                      500,000        28,796        16,459
                                                   $68,082       $39,760

Proceeds from the insurance polices would be used to fund buy/sell agreements between the stockholders and the Company (Note N).


NOTE G - Equipment Leases

The Company entered into a lease for a copy machine during the year ended December 31, 2004. This lease included a bargain purchase option of $1.00. The value of this capital lease and the corresponding accumulated depreciation is included in the total of property, plant and equipment on the balance sheet. The capitalized value and accumulated depreciation as of December 31, 2004 is $21,154 and $3,526, respectively.

The following is a schedule by year of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 200

Year Ending December 31:
                                          2005         $5,589
                                          2006          5,589
                                          2007          5,589
                                          2008          5,589
                                          2009            932

Total minimum lease payments                           23,288
Less imputed interest                                   4,875

Present Value of Net Minimum Lease Payments           $18,413

The Company leased a copy machine under an operating lease during 2003 and for a portion of the year during 2004. Rental expense for this equipment was $21,533 and $20,882 for the years ended December 31, 2004 and 2003, respectively.

NOTE H - LINE OF CREDIT

MarketSmart has a line of credit with SouthTrust Bank of up to $600,000, not to exceed 75% of MarketSmart's accounts receivable less than sixty days past due. Interest accrues at a rate of .5% below the bank base rate. The interest rate as of December 31, 2004 was 4.75%. The note, which matures on May 16, 2005, is reviewed and renewable annually. The Company expects to renew the note during 2005. The note is secured by valid perfected security interests in all accounts receivable of MarketSmart and is personally guaranteed by the three stockholders. Interest on this note for the years ended December 31, 2004 and 2003 amounted to $14,882 and $11,557, respectively.

RightStuff maintains a credit line with Bank of America for an amount of up to $50,000 with an interest rate of prime plus 1.25%. This credit line is personally guaranteed by the three stockholders. This credit line was not used during 2004.


NOTE I - ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2004 and 2003:


                                            2004              2003
Accrued wages and vacation                $20,780          $ 13,086
Accrued interest                            1,052               934
Accrued professional fees                  23,550                 -
Other current liabilities                   6,901            15,212

Total Accrued Expenses
   and Other Current Liabilities          $52,283          $ 29,232


NOTE J - RELATED PARTY TRANSACTIONS

The Company leases its office space from TLC Properties of NC, LLC (TLC) - a North Carolina limited liability company, owned equally by the three stockholders of the Company. A ten-year lease was entered into on January 1, 2000, at a rate of $6,000 per month. In November 2002, the lease was rewritten and restated to reflect the increased office space occupied by the Company and the corresponding change in rent to $9,000, as well as a change in the lease term through November 2006. Rent expense for the years ended December 31, 2004 and 2003 was $109,404 and $108,000, respectively. The future minimum annual rents are due as follows:

Year Ending December 31:
2005     $108,000
2006       99,000
        ---------
         $207,000

NOTE K - STOCKHOLDERS' EQUITY

MarketSmart Advertising, Inc. has 1,000 shares of common stock authorized, and 1,000 shares issued and outstanding of no par value common stock.

RightStuff, Inc. has 100,000 shares of common stock authorized, and 1,000 shares issued and outstanding of $1 par value common stock.

CheckUp Marketing, Inc. has 100,000 shares of common stock authorized, and 10 shares issued and outstanding of $100 par value common stock.

On September  30, 2003,  the  stockholders  of  WordSmith  Communications,  Inc.
(WordSmith) authorized its dissolution, effective on December 31, 2003. WordSmith was a company commonly controlled and managed by the stockholders of the Company. Its stock was repurchased for $17,454. The services previously provided by WordSmith are now being offered through MarketSmart. Results of WordSmith are included in these combined financial statements through its dissolution on December 31, 2003.


NOTE L - RETIREMENT PLAN

The Company provides a 401(k) retirement plan to all employees who are at least 21 years of age with one completed month of service. Plan entry dates are January 1st, April 1st, July 1st and September 1st. The Company matches dollar-for-dollar the employees' deferral contributions up to 3% of pay, plus 50% of salary deferral contributions from 3% to 5% of pay for the period. The Company's retirement plan contributions for the years ended December 31, 2004 and 2003 were $44,235 and $52,940, respectively.


NOTE M - SUBSEQUENT EVENT

On or about November 17, 2004, the Company entered into a letter of intent with CGI Holding Corporation (CGI) for the purchase of the Company by CGI. The Company completed this transaction on January 14, 2005 with an effective date of January 1, 2005.


NOTE N - COMMITMENTS AND CONTINGENCIES

The Company is committed under buy/sell agreements with its stockholders to purchase each stockholder's common stock upon the death of a stockholder, based upon the book value of the Company. The Company expects that the proceeds from the life insurance policies (Note F) will be sufficient to cover any such purchases.


NOTE O - RECLASSIFICATION

For comparability, the 2003 financial statements reflect reclassifications where appropriate to conform to the combined financial statement presentation used in 2004.

(b)  PRO FORMA FINANCIAL INFORMATION.

                          CGI HOLDING CORPORATION, INC.
                 CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                  FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2004

                                                         Pro Forma      Total
                                    CGI     MarketSmart Adjustments
                                 ---------- ----------- ------------ ----------

SALES                            21,473,565   8,821,067              30,294,632

COST OF SALES                     4,057,843   5,885,202               9,943,045
                                 ---------- ----------- ------------ ----------
GROSS PROFIT                     17,415,722   2,935,865              20,351,587

SELLING, GENERAL AND
ADMINISTRATIVE EXPENSES          12,691,946   1,768,122   A 370,000  14,830,068
                                 ---------- ----------- ------------ ----------
INCOME FROM OPERATIONS            4,723,776   1,167,743    (370,000)  5,521,519
                                 ---------- ----------- ------------ ----------
OTHER INCOME (EXPENSES)
    Other Income(Expense)           24,862            -                 24,862
    Interest Income                 22,163            -                 22,163
    Interest Expense               (44,602)     (15,750)               (60,352)
                                 ---------- ----------- ------------ ----------
TOTAL OTHER INCOME (EXPENSE)         2,423      (15,750)         -     (13,327)
                                 ---------- ----------- ------------ ----------
INCOME BEFORE INCOME TAX
PROVISION                        4,726,199    1,151,993    (370,000)  5,508,192

PROVISION FOR INCOME TAXES       1,786,233            -   B 302,006   2,088,239
                                 ---------- ----------- ------------ ----------
NET INCOME                       2,939,966    1,151,993    (672,006)  3,419,953

Other Comprehensive Income               -        3,311                   3,311
                                 ---------- ----------- ------------ ----------
NET INCOME                       2,939,966    1,155,304    (672,006)  3,423,264
                                 ========== =========== ============ ==========

Net Income per common share
   Basic                                                                 $0.14
                                                                   ============
   Fully Diluted                                                         $0.11
                                                                   ============

WEIGHTED AVERAGE COMMON SHARES
   Basic                                                            25,332,967
                                                                   ============
   Fully Diluted                                                    31,264,304
                                                                   ============
PRO FORMA ADJUSTMENTS

Note A - Intangible Asset Amortization

This adjustment reflects the amount of amortization that would have been recognized from the acquired intangible assets during the period reflected.

Note B - Income Tax Adjustment

This adjustment reflects the estimated combined income tax affect that would have been recognized using applicable state and federal tax rates in effect during the periods presented.

                          CGI HOLDING CORPORATION, INC.
                      CONSOLIDATED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 2004

                                                 Market        Pro Forma          Total
                                   CGI            Smart       Adjustments

                                 -----------    ----------     ----------      -----------

CURRENT ASSETS
Cash                              17,160,520       472,723     (3,000,000)      14,633,243
Restricted Cash                      427,153             -                         427,153
Accounts Receivable                1,975,356     1,090,885                       3,066,241
Unbilled Revenue                   2,659,303       234,735                       2,894,038
Allowance for Bad Debts             (220,710)            -                        (220,710)
Other Current Assets                 906,980        27,370                         934,350
Deferred Tax Asset                   147,840             -                         147,840
                                 -----------    ----------     ----------      -----------
Total Current Assets              23,056,442     1,825,713     (3,000,000)      21,882,155

NET PROPERTY AND EQUIPMENT         1,307,398       184,807       (101,967)       1,390,238
                                 -----------    ----------     ----------      -----------
OTHER ASSETS
Deferred Tax Asset                   700,626             -                         700,626
Intangible Assets                  1,100,626             -      3,015,000        4,115,626
Goodwill                           7,717,068             -      3,645,223       11,362,291
Other Assets                         251,132        68,082                         319,214
                                 -----------    ----------     ----------      -----------
TOTAL OTHER ASSETS                 9,769,452        68,082      6,660,223       16,497,757
                                 -----------    ----------     ----------      -----------
TOTAL ASSETS                      34,133,292     2,078,602      3,558,256       39,770,150
                                 ===========    ==========     ==========      ===========

CURRENT LIABILITIES
Current Portion of Long Term Debt    571,773         3,654                         575,427
Notes Payable-Line of Credit               -       288,720                         288,720
Accounts Payable                     706,467       527,442                       1,233,909
Accrued Income Taxes                 547,104             -                         547,104
Deferred Revenue                     933,370             -                         933,370
Accrued Liabilities                1,111,107        52,283                       1,163,390
                                 -----------    ----------     ----------      -----------
TOTAL CURRENT LIABILITIES          3,869,821       872,099              -        4,741,920


TOTAL LONG TERM LIABILITIES          974,297        14,759              -          989,056
                                 -----------    ----------     ----------      -----------
STOCKHOLDERS' EQUITY
Preferred Stock, $0.001 par value,
5,000,000 shares authorized; no
shares issued or outstanding               -                                             -
Common Stock, $0.001 par value,
100,000,000 shares authorized,
25,490,936 shares issued and
22,990,936 outstanding                33,984         3,000         (2,000)          34,984
Stock Subscriptions                                 (2,000)         2,000                -
Additional Paid In Capital        30,658,266                    4,749,000       35,407,266
Retained Earnings                   (863,076)    1,184,630     (1,184,630)        (863,076)
Accumulated Other
   Comprehensive Income                              6,114         (6,114)               -
Treasury Stock                      (540,000)                                     (540,000)
                                 -----------    ----------     ----------      -----------
TOTAL STOCKHOLDERS' EQUITY        29,289,174     1,191,744      3,558,256       34,039,174
                                 -----------    ----------     ----------      -----------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY            34,133,292     2,078,602      3,558,256       39,770,150
                                 ===========    ==========     ==========      ===========